Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL FOR EXERCISE OF THE PUT RIGHT ATTACHED TO SHARES OF THERAVANCE, INC. COMMON STOCK

Under Section (C)(5)(b) of Article IV of the Restated Certificate of Incorporation (the “Restated Certificate”) of Theravance, Inc., a Delaware corporation (“Theravance” or the “Company”), each holder of shares of Theravance’s Common Stock (together with the associated preferred stock purchase rights, the “Common Shares”) has the option to require Theravance to purchase up to fifty percent (50%) of his, her, or its Common Shares (the “Put Right”), subject to the terms and conditions of the Restated Certificate, for $19.375 per Common Share (the “Purchase Price”) during the period between August 1, 2007 and September 12, 2007 (the “Put Period”).

If you elect to exercise your Put Right for any of the Common Shares that you hold, you must properly complete, execute and deliver this Letter of Transmittal, along with all stock certificates you hold representing Common Shares, to The Bank of New York, the Depositary for the Put Right, prior to the expiration of the Put Period at 5:00 p.m. Eastern Daylight Time on September 12, 2007, or such later date as may be publicly announced by Theravance in order to comply with United States federal securities laws (the “Expiration Time”). If you hold shares in book-entry form (also known as “street name”) through a brokerage or other commercial institution or directly with the Depository Trust Company, you must surrender two times (2X) the number of Common Shares for which you wish to exercise the Put Right. You may withdraw your exercise of the Put Right on or before the Expiration Time only if you comply with the instructions in the Notice of Put Right.

I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, am/are the registered holder(s) of the Common Shares represented by the enclosed certificates, have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal and warrant that the Common Shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to request special transfer instructions.

Box (1) Signature: This form must be signed by the registered holder(s) exactly as the name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Stockholder	Date	Daytime Telephone #
X
Signature of Stockholder	Date	Daytime Telephone #

Box (2) SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

SUBSTITUTE FORM W-9

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here:

Under penalties of perjury. I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:
Date:

Box (3) TOTAL SHARES HELD IN CERTIFICATED SHARES

I elect to exercise the Put Right only for this amount of my certificated shares:

Check here to exercise the Put Right for the maximum number (50%) of certificated shares ☐

(YOU MUST SEND IN ALL OF YOUR STOCK CERTIFICATES)

☐ Check here if some or all of your certificate(s) has/have been lost, stolen or destroyed. See Instruction 3.

Number of shares represented by lost, stolen or destroyed certificate(s)	.

Box (4) Total Number of Certificated Shares Presented:

Box (5)
Special Transfer Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor—Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

In order to exercise the Put Right for your Common Shares, you must follow the instructions in this Letter of Transmittal regarding delivery of Common Shares and ensure that such shares, along with this executed Letter of Transmittal, are received by The Bank of New York by 5:00 PM Eastern Daylight Time on Wednesday, September 12, 2007.

INSTRUCTIONS FOR COMPLETING THIS LETTER OF TRANSMITTAL

1.                 Sign, date and include your daytime telephone number in this Box #1 of this Letter of Transmittal.

2.                 PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that The Bank of New York may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non—U.S. Taxpayer, please complete and return form W-8BEN.

3.                 If you choose to exercise the Put Right for the maximum amount (50%) of the Common Shares that you hold, mark an X in the appropriate box. If you choose to exercise the Put Right only for a smaller portion of these Common Shares, please write in that number of shares on the space provided. You must send all of your certificates representing Common Shares to The Bank of New York along with this executed Letter of Transmittal if you exercise the Put Right. You will be paid the Purchase Price of $19.375 per Common Share for only those Common Shares for which you have exercised the Put Right. As noted above, you must send in all of your certificates representing Common Shares. It is important to note that the Common Shares that you choose to put will be taken pro-rata from each of the stock certificates held by you. If you hold shares in book-entry form (also known as “street name”) through a brokerage or other commercial institution or directly with the Depository Trust Company, you must surrender two times (2X) the number of Common Shares for which you wish to exercise the Put Right.

                           If your Common Shares are held as certificates, but some or all of them have been lost, destroyed or stolen, please check the appropriate box in Box 3 above, complete this Letter of Transmittal, and deliver it to The Bank of New York at one of the addresses set forth below. The Bank of New York will then forward to you the documentation necessary to be completed in order for you to receive the Purchase Price.

4.                 If your Common Shares are held as certificates and you elect to exercise the Put Right for any amount of these Common Shares, please enter the number of shares represented by certificates that you are returning to The Bank of New York along with this Letter of Transmittal in Box #4. As this number will be more than the total number of Common Shares for which you wish to exercise the Put Right, The Bank of New York will send you a Direct Registration Transaction Advice representing the balance of your Common Shares for which the Put Right has not been exercised. The Direct Registration Transaction Advice represents shares held in your name and tracked electronically (in book-entry form) on Theravance’s records, which are maintained by The Bank of New York as its transfer agent.

5.                 If you would like your check to be issued in any name other than the name on your current account, please fill in Box #5. Any such instructions from you in Box #5 must be Medallion Guaranteed by a participating financial institution.

Questions and requests for assistance may be directed to Investor Relations at Theravance by telephone at (650) 808-4100, by e-mail at investor.relations@theravance.com, or by mail at Theravance, Inc., 901 Gateway Boulevard, South San Francisco, California 94080 Attn: Investor Relations. Questions and requests for assistance may also be directed to The Bank of New York at 1-800-507-9357.

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York	The Bank of New York	The Bank of New York
Tender & Exchange Department	Tender & Exchange Department	Tender & Exchange Department
P.O. Box 11248	101 Barclay Street	101 Barclay Street
Church Street Station	Receive and Deliver Window	Receive and Deliver Window
New York, New York 10286-1248	New York, New York 10286	New York, New York 10286

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE BANK OF NEW YORK.